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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51430, 333-30344, 333-52972 and 333-50470) and
on Form S-8 (Nos. 333-55978, 333-65923 and 333-53446) of Hanover Compressor
Company of our report dated September 7, 2001 relating to the combined financial statements of the Gas Compression Business of Schlumberger Limited, which appears in the Current Report on Form 8-K of Hanover Compressor Company dated August 31, 2001.



PricewaterhouseCoopers LLP

Houston, Texas
November 9, 2001